Exhibit 10(g)

LEASE AGREEMENT

This LEASE AGREEMENT (the “Lease”) is made and entered into this 20th day of Feb., 2015, by and between Ordway Properties LLC, a Georgia LLC (“Landlord”), with an address of 1868 Tucker Industrial Road, Tucker GA 30084, and Video Display Corporation, a Georgia corporation (“Tenant”) with an address of 1868 Tucker Industrial Road, Tucker, Georgia 30084.

Leased Property. For and in consideration of the rents, covenants and agreements hereinafter set forth, Landlord hereby leases to Tenant the real property described on Exhibit “A”, attached hereto and incorporated herein by reference, together with all improvements located thereon and all easements and rights appurtenant thereto (hereinafter collectively called the “Leased Property”).

1. Term. The term of this Lease shall be ten (10) years, commencing on February 20, 2015 (the “Commencement Date”), and ending on February 19, 2025, both dates inclusive, unless sooner terminated or extended as herein provided (such term, as extended, the “Lease Term”). The term “Lease Year”, as used herein, shall mean the period of time from the Commencement Date through the end of the twelfth (12th) full calendar month after the Commencement Date, and each succeeding twelve (12) month period thereafter. Thus, the first Lease Year shall consist of twelve (12) complete calendar months, plus any additional days between the Commencement Date and the end of the month in which the Commencement Date falls, unless the Commencement Date falls on the first (1st) day of the month, in which case, the first Lease Year shall be twelve (12) complete calendar months from and after the Commencement Date.

(a) Option to Extend. Tenant shall have the right, privilege and option to extend the term of this Lease for three (3) successive periods of one (1) year each under the same terms and conditions of this Lease then in effect. Tenant, if it elects to exercise any option, shall do so by giving Landlord written notice at least thirty (30) days prior to the expiration of the initial Lease Term or the then-current Option Period, as the case may be.

(b) Month to Month Tenancy. If Tenant shall remain in possession of the Leased Property after the expiration of the Lease Term and without any express agreement of the parties hereto, Tenant shall be a month-to-month tenant upon all the same terms and conditions as contained in this Lease, including, without limitation, the payment of rent, which shall be based on that rate in effect during the last month of the preceding term.

2. Rent.

(a) This Lease shall be treated as a triple net lease in which the Tenant shall be responsible for all expenses of the leased facilities, whatever they may be, and shall promptly pay for any and all expenses incurred during the Term. Tenant shall pay to Landlord in lawful money of the United States, at the beginning of the Lease Term, in one payment of Twenty Thousand Twenty Nine Dollars ($20,029) in advance of the first day of the lease term hereof, and monthly rental payments in advance in the amount of Fifteen Thousand Eight Hundred and Twelve Dollars and Fifty Cents ($15,812.50) during the initial term and any extension of the initial lease term hereof. (the “Net Rent”).

(b) If Landlord fails to receive all or any portion of the monthly Net Rent within ten (10) days after it becomes due, Tenant shall pay Landlord as additional rent, a late charge equal to five percent (5%) of the overdue amount. Tenant and Landlord agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment.

(c) During the term and any extensions hereof, Tenant shall pay all utility bills for the electrical requirement and heating (HVAC) requirements of the leased facility

(d) Tenant agrees to cause all real property taxes and assessments applicable to the Leased Property to be paid before the same become delinquent.

(e) Tenant agrees to cause all insurance premiums for all property, casualty, liability and flood insurance, if required,

3. Use. Tenant may use and occupy the Leased Property for any lawful purpose. Tenant shall not use or knowingly permit any part of the Leased Property to be used for any unlawful purpose.

4. Quiet Enjoyment. Tenant, upon paying the Net Rent and all additional rent and other charges herein provided for and performing all the other terms of this Lease, shall quietly have and enjoy the Leased Property during the term of this Lease and any extensions thereof without hindrance or molestation by anyone claiming by, through, or under Landlord.

5. Maintenance and Repairs.

(a) Tenant’s Repairs. Tenant shall be responsible for all repairs to the premises including those caused by the negligence or willful acts or omissions of Tenant, its agents, employees, or contractors, Tenant shall, at its own expense, maintain and make all necessary repairs and replacements to the Leased Property and to the window glass, fixtures and all other appliances and appurtenances belonging thereto and all equipment used in connection with the Leased Property (including, without limitation, the HVAC system, mechanical, electrical and plumbing systems) both internal to the Leased Property and external to the Leased Property (i.e., the leads from the tie-ins to the public utilities to the improvements located on the Leased Property). Such repairs and replacements shall be made promptly as and when necessary and in a good and workmanlike manner. On default of Tenant in making such repairs or replacements, Landlord may, but shall not be required to, make such repairs and replacements for Tenant’s account, and the reasonable expense thereof (actually incurred) shall constitute and be collectible as additional rent.

6. Compliance with Law. Except as otherwise provided in Section 6(b) of this Lease, Tenant shall, throughout the term of this Lease, at its sole expense, promptly comply with all laws and regulations of all federal, state, county and municipal governments and appropriate departments, commissions, boards and offices thereof, and the orders and regulations of the National Board of Fire Underwriters, or any other body now or hereafter exercising similar functions, which may be necessary by reason of Tenant’s use or occupancy of the Leased Property or operation of its business. Tenant shall be responsible for any and all costs and expenses arising from any violations of environmental laws or regulations caused by Tenant’s activities or occupancy of the Leased Property. Tenant’s responsibility to make those repairs, replacements, modifications, alterations, installations, additions and improvements to the Leased Property required by laws, regulations, governmental orders and insurance requirements shall be limited to those instances where caused by the special or extraordinary use by Tenant of the Leased Property, as opposed to the scope of normal warehouse or commercial use

7. Surrender of the Leased Property. Tenant shall, on the last day of the Lease Term, or upon the sooner termination of this Lease, peaceably and quietly surrender the Leased Property to Landlord in as good condition and repair as at the commencement of the term, natural wear and tear of each and damage from casualty or governmental taking excepted. Any trade fixtures or personal property belonging to Tenant or to any subtenant, if not removed at such termination, and if Landlord shall so elect, shall be deemed abandoned and become the property of Landlord without any payment or offset therefor.

8. Alterations, Additions and Improvements.

(a) Tenant shall be allowed to make any material structural alterations, additions or improvements to the Leased Property with the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned, or delayed and shall be deemed given if not denied in writing with specific reasons therefor within fifteen (15) days after written request therefor. Any alteration, addition or improvement made by Tenant after such consent shall be completed in a good and workmanlike manner and in accordance with all applicable codes and regulations. Except as otherwise set forth in the immediately preceding sentence, Tenant may make any other alterations, additions or improvements to the Leased Property as Tenant may elect, all at its sole cost and expense, provided that Tenant does so in a good and workmanlike manner and in accordance with all applicable codes and regulations. All alterations, additions and improvements made pursuant to this Section 9(a) shall be surrendered with the Leased Property upon the expiration or earlier termination of the Lease Term and shall thereupon become the property of Landlord without any compensation to Tenant.

(b) Tenant shall indemnify Landlord against and hold Landlord harmless from any mechanic’s lien or other lien arising out of the making of any alterations, repairs, additions or improvements by Tenant.

9. Events of Default. Any of the following circumstances shall be deemed a “Default” or “Event of Default” by Tenant.

(a) If Tenant shall fail to make any payment of any Net Rent and such failure is not cured within ten (10) days after written notice from Landlord;

(b) If Tenant shall fail in the performance of any covenant of this Lease (other than the covenant for the payment of Net Rent) and if such default is not cured within thirty (30) days after written notice thereof has been given to Tenant by Landlord; or, if such failure shall be of such nature that it cannot be cured completely within such thirty (30) day period, if Tenant shall not have promptly commenced to cure the default within such thirty (30) day period or shall not thereafter proceed with reasonable diligence and in good faith to remedy such default;

(c) If Tenant shall be adjudicated bankrupt, make a general assignment for the benefit of creditors, or if a permanent receiver or trustee in bankruptcy shall be appointed for Tenant’s property and such appointment is not vacated within ninety (90) days; or if Tenant shall file a petition seeking relief under any bankruptcy or creditors’ rights laws; or if such a petition shall be filed against Tenant and the same shall not have been dismissed within ninety (90) days.

10. Breach/Default by Tenant; Remedies of Landlord. Upon the occurrence of an Event of Default, Landlord shall have the option, subject to any applicable cure periods to do any one of the following:

(a) Landlord may (but shall not be obligated to) cure such Default on behalf of and at the expense of Tenant, and Tenant shall reimburse Landlord for any and all reasonable sums so expended by Landlord. Such expenses shall include, but shall not be limited to, reasonable attorneys’ fees actually incurred and the reasonable costs of instituting, prosecuting or defending any action or proceeding instituted by reason of such Default by Tenant (provided Landlord prevails in such action or proceeding). Should Tenant, pursuant to the terms of this Lease, become obligated to reimburse or otherwise pay to Landlord any sum of money in addition to the specific rent herein provided for, then the amount thereof shall be deemed additional rent and may, at Landlord’s option, be added to and collected as part of any subsequent installment of the specific rent due and payable hereunder.

(b) Landlord may terminate Tenant’s right of possession or this Lease, by written notice to Tenant specifying the date of termination in such notice, and, on or after such date, enter upon and take possession of the Leased Property and expel or remove Tenant and any other person who may be occupying said Leased Property or any part thereof, by entry, dispossessory suit or otherwise, without thereby releasing Tenant from any liability hereunder; and, if Landlord so elects, Landlord may make such alterations, redecoration and repairs as Landlord, in its reasonable judgment, may deem necessary to relet the Leased Property, and Landlord may relet the Leased Property or any portion thereof for such term or terms and at the best price obtainable by reasonable effort and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, with or without advertisement, or by private negotiations. Upon each such reletting, all rentals and other sums received by Landlord from such reletting shall be applied: first, to the payment of any indebtedness other than Net Rent due hereunder from Tenant to Landlord; second to the payment of any reasonable costs and expenses of such reletting actually incurred by Landlord, including lease assumptions, reasonable brokerage fees and attorneys’ fees actually incurred; and the residue, if any shall be held by Landlord and applied in payment of future Net Rent as the same may become due and payable hereunder. Notwithstanding anything to the contrary contained herein, in the event the term of such subsequent lease extends beyond the then-current Lease Term, Tenant shall have no obligations whatsoever with respect to or under such extended period. Tenant shall be responsible to Landlord for any delinquency between the Net Rent and additional rental due hereunder and amounts received by Landlord from such reletting during the remainder of the then-current Lease Term; however, Tenant shall not be entitled to any excess realized by Landlord.

(c) Pursuit of any of the foregoing remedies shall not preclude pursuit of any other remedies herein provided or any other remedies provided by law. Landlord shall have the duty to mitigate any possible damages which may be incurred pursuant to any such default by Tenant. Any notice in this provision may be given by Landlord or its attorney.

11. Breach/Default by Landlord; Remedies of Tenant. In the event the Landlord shall fail to comply with any provisions of this Lease which are the responsibility of Landlord to perform and the same have not been fully performed within thirty (30) days after written notice from Tenant (provided, that in the event the default is of such a nature that it cannot be cured within thirty (30) days but is otherwise capable of cure, and Landlord commences such cure within said 30-day period and diligently pursues the same to completion, then Landlord shall have such additional time as may be reasonably necessary to cure such default), then Tenant shall have the option (i) to cure such default for the account of Landlord (without any obligation so to do), in which case, Landlord shall reimburse Tenant the reasonable costs of such cure actually incurred within twenty (20) days after Landlord’s receipt of an invoice therefor; or (ii) to pursue any and all remedies available to it at law and in equity, such remedies being cumulative and not exclusive.

12. Damage to or Destruction of Leased Property. If the Leased Property is totally destroyed by storm, fire, lightning, earthquake or other casualty, this Lease shall terminate as of the date of such destruction, and rental shall be accounted for as between Landlord and Tenant as of that date. If the Leased Property shall be partially damaged or destroyed by such casualty, then Landlord shall deliver to Tenant within thirty (30) days of such casualty a written notice stating the reasonable estimate of time and cost necessary to repair such damage (the “Damage Notice”). In the event the Damage Notice indicates that the repairs will require more than sixty (60) days to complete or will cost more money than Landlord is likely to receive from insurance proceeds (unless Landlord pledges in writing to cover any discrepancy between the actual cost to repair such damage and the insurance proceeds Landlord will receive), then Landlord or Tenant shall have the right to terminate this Lease in writing delivered to the other party within thirty (30) days of delivery of the Damage Notice. In the event the Lease is not terminated as provided herein or the Damage Notice indicates that the repairs will likely require sixty (60) days or less to complete and will cost an amount less than or equal to the insurance proceeds Landlord is likely to receive, then, this Lease shall remain in full force and effect, all rental amounts due hereunder (including, without limitation, Net Rent) shall abate until such time as the repairs shall be substantially complete in the proportion the portion of the Leased Property which is untenantable (in Tenant’s reasonable opinion) bears to the total Leased Property, and Landlord shall complete such repairs within sixty (60) days after the date of the Damage Notice.

13. Insurance.

(a) Throughout the term of this Lease and any extensions thereof, Tenant shall carry at its sole expense, and maintain in full force and effect, fire and extended coverage insurance on the buildings of the Leased Property in an amount at least equal to their replacement value. Throughout the term of this Lease and any extensions thereof, Tenant shall carry at its sole expense, and maintain in full force and effect, fire and extended coverage insurance on Tenant’s contents, furniture, fixtures, equipment, and other property removable by Tenant under the provisions of this Lease.

(b) Throughout the term of this Lease and any extensions thereof, Tenant shall carry at its sole expense, and maintain in full force and effect, general liability insurance insuring Tenant and Landlord in an amount not less than $1,000,000.00 combined single limit from a carrier reasonably satisfactory to Landlord.

(c) Landlord and Tenant each waive, and each insurance policy carried by either Landlord or Tenant shall contain a provision whereby the insured and insurer thereunder waive, any rights of subrogation against the other party on account of any loss or damage insured against under such policy, provided that such waiver of the right of subrogation shall not be operative in any case where the effect is to invalidate such insurance coverage.

(d) To the fullest extent permitted by law, Landlord and Tenant each waive all right of recovery against the other for, and agree to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect at the time of such loss or damage or which is required to be covered pursuant to the terms of this Lease, provided, however, that the foregoing release by each party shall not apply to the extent of any deductible paid by either party under the terms of such party’s insurance policy (up to a maximum of $5,000.00); provided, further, however, that the foregoing release by each party is conditioned upon the other party carrying insurance with the above-described waiver of subrogation, and if such coverage is not obtained or maintained by either party, then the other party’s foregoing release shall be deemed to be rescinded until such waiver is either obtained or restated.

(e) All policies of insurance required under this Lease (i) shall be written by insurers reasonably acceptable by Landlord and Tenant which are licensed to do business in the state in which the Leased Property is located, and (ii) shall contain provisions obligating the insurer to notify the Landlord and Tenant in writing at least thirty (30) days prior to any change, cancellation, or nonrenewal of such policies taking effect. Landlord and Tenant agree to provide the other with copies of all policies required hereunder within fifteen (15) days of a request therefor.

14. Condemnation and Eminent Domain.

(a) If the whole of the Leased Property, or such portion thereof as will make the Leased Property unusable for the purpose herein leased (as determined by Tenant in its reasonable discretion), shall be condemned by any legally constituted authority for any public use or purpose, or sold under threat of condemnation, then, in any of said events the term hereby granted shall cease from the time when possession or ownership thereof is taken by public authorities and rental shall be accounted for as between Landlord and Tenant as of that date. Such termination, however, shall be without prejudice to the rights of either Landlord or Tenant to recover compensation and damage caused by condemnation from the condemnor. It is further understood and agreed that neither the Tenant, nor Landlord, shall have any rights in any award made to the other by any condemnation.

(b) In the event of a partial taking or condemnation which does not make the Leased Property unusable for the purpose herein leased, so that this Lease is not thereby terminated, (i) Landlord shall repair any damage caused by such taking or condemnation so as to restore the Leased Property as nearly as possible to its condition prior to such taking or condemnation within sixty (60) days after such taking, and the rent and other charges due from Tenant hereunder shall be equitably abated until Landlord completes such repairs, all as provided in Section 13 hereof, and (ii) the rent and other charges due from Tenant hereunder shall be permanently equitably abated to account for any diminution of the Leased Property resulting from such taking or condemnation. If Landlord is unable to complete such repair and restoration within sixty (60) days from the taking, Tenant shall have the right to terminate this Lease.

15. Assignment and Subletting. Tenant may assign or sublet all or any portion of the Leased Property for the remainder of the Lease Term upon the prior written approval of Landlord, which approval Landlord shall not unreasonably withhold, condition, or delay; provided, however, that the business or occupation of the subtenant shall not be extra-hazardous, disreputable or illegal, and provided further that in the case of a sublease only, Tenant shall remain liable for the payment of the Net Rent herein reserved and for the performance of all the other terms of this Lease required to be performed by Tenant. Upon the occurrence of an assignment consented to by Landlord, Tenant shall have no further liability or obligation under this Lease. In the event Landlord shall not have responded to Tenant’s request for consent within twenty (20) days after Tenant’s request therefor together with a detailed explanation of the reasons for any denial of consent, Landlord shall be deemed to have consented to the proposed assignment or subletting.

16. Release of Corporate Agents. In any case where a corporation is or shall be Tenant or Landlord hereunder, no recourse under or upon any obligation, covenant or agreement of this Lease otherwise permitted by any statute or rule of law shall be had against any incorporator, subscriber, stockholder, officer or director, past, present or future, of such corporation, either directly or through the corporation.

17. Notice. Any notice required hereunder by either party to the other shall be in writing and shall be deemed to be duly given only if delivered personally or by a nationally-recognized overnight delivery service, or mailed by certified or registered mail, postage prepaid, addressed to Tenant at the Leased Property, and to Landlord at the address noted on this Lease. Notices shall be effective on the earlier of (i) actual receipt or refusal to accept receipt; (ii) one (1) business day after depositing the same with the overnight delivery service or (iii) three (3) business days after mailing. Delivery to an employee or officer of a party shall be effective delivery of a notice. Any refusal to accept delivery shall be deemed effective delivery. Any delay in delivery because of a changed address of which no notice has been given shall not affect the effective date of delivery. Any notice may be given by an attorney on behalf of a party. All notice addresses must be in the continental U.S. and all notices must be in the English language.

18. Binding Effect. This Lease shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of Landlord and Tenant.

19. Governing Law. This Lease shall be construed in accordance with and governed by the laws of the State in which the Leased Property is situated.

20. Time. TIME IS OF THE ESSENCE in this Lease.

21. Hazardous Substances.

(a) Tenant shall not use or suffer the use of the Leased Property as a landfill, or dump, or as a site for storage, treatment, or disposal of “Hazardous Wastes,” “Hazardous Substances” or toxic substances (as such terms are hereinafter defined), except to the extent done so in compliance with all environmental laws. Tenant shall be liable to Landlord for any and all cleanup costs and any and all other charges, fees or penalties relating to Tenant’s use, disposal, transportation, generation or sale of Hazardous Substances on or at the Leased Property. Tenant shall and hereby does agree to pay, protect, defend, indemnify and hold Landlord harmless from and against any and all losses, damages, expenses, fees, claims, costs and liabilities (including, but not limited to reasonable attorneys’ fees actually incurred) arising out of or in any manner related to the presence of “Hazardous Substances” at, on or in the Leased Property which directly results from an act or omission of Tenant during its period of occupancy. The obligations of Tenant under this paragraph shall survive any expiration or termination of this Lease.

(b) As used herein, “Hazardous Substances” shall mean any (i) “hazardous waste” as defined by the Resource, Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended, and regulations promulgated thereunder; or (ii) any “hazardous, toxic or dangerous waste, substance or material” specifically defined as such in (or for the purposes of) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), as amended, and regulations promulgated thereunder.

(c) Tenant shall not in any manner be liable for, required to contain, remediate, remove or clean up, bear any costs or expenses regarding or have any responsibility whatsoever with respect to, nor does Tenant indemnify Landlord or any other party regarding, any Hazardous Wastes, Hazardous Substances, or toxic substances, materials or wastes or other environmental contaminants which either (i) were already on the Leased Property prior to the term of this Lease or (ii) are brought, generated, emitted, discharged, released, spilled or disposed of on or from the Leased Property at any time whatsoever by any persons, entities or parties other than Tenant or Tenant’s employees, agents, contractors, or invitees. Landlord agrees to indemnify and hold Tenant harmless from and against any and all losses, damages, expenses, fees, claims, costs, and liabilities (including, but not limited to reasonable attorneys’ fees actually incurred) arising out of or in any manner caused by (i) or (ii) above or by Landlord, its agents, employees, or contractors.

22. Landlord’s Liability. The liability of Landlord hereunder shall be limited to its interest in the Leased Property.

23. Subordination. This Lease shall be subject and subordinate to any bona fide present or future mortgage placed upon the Leased Property by Landlord, provided such mortgagee agrees in writing that the possession of Tenant during the remainder of the Lease Term shall not be disturbed despite any foreclosure or other action by such mortgagee, provided Tenant is not in default hereunder. As to any mortgage, security deed or deed of trust encumbering the Leased Property as of the date of this Lease, Landlord covenants to deliver such an agreement to Tenant, in form and substance reasonably acceptable to Tenant, within ten (10) days after the date of this Lease.

24. Removal of Fixtures. Tenant may, prior to the expiration of the Lease Term, remove all fixtures and equipment which Tenant has placed on the Leased Property, provided Tenant repairs all damage to the Leased Property caused by such removal; provided, however, Tenant shall not remove, under any circumstances, the following: heating, ventilating, air conditioning, plumbing, electrical and lighting systems and fixtures or dock levelers.

25. Title and Authority. Landlord represents and warrants to Tenant that (a) Landlord holds good title to the Leased Property and has full power and authority to make this Lease and (b) there are no encumbrances, easements, covenants or restrictions on the Leased Property which would prevent or materially interfere with Tenant’s use and enjoyment of the Leased Property as contemplated by this Lease.

26. Memorandum of Lease. Upon the request of either party, Landlord and Tenant shall mutually execute and deliver a notice, memorandum or short form of this Lease in recordable form and either party may record such instrument in the applicable registry of deeds. The cost of such recording shall be borne by the party requesting the same.

27. Miscellaneous.

(a) Each party shall itself bear all costs and expenses of fulfilling its obligations under this Lease, except only where specifically provided herein to the contrary.

(b) This Lease contains the entire agreement of the parties hereto, and no representations, inducements, promises or agreements, oral or otherwise, between the parties, not embodied herein, shall be of any force or effect. This Lease supersedes any prior or contemporary discussions between the parties hereto with respect to the matters contained herein.

(c) If any term, covenant or condition of this Lease or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons, entities or circumstances other than those which render the same invalid or unenforceable shall not be affected thereby, and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(d) No modification of this Lease shall be effective unless made in writing and signed by Landlord and Tenant.

(e) In the event either Landlord or Tenant shall retain the services of an attorney to enforce any provision of this Lease, the prevailing party shall be reimbursed by the other in the amount of its reasonable attorneys’ fees and other costs actually incurred.

(f) Landlord and Tenant agree to provide to the other, within twenty (20) days after a written request therefor, an estoppel certificate certifying that this Lease is in full force and effect, that the same has not been amended (or, if it has, stating the amendments which have been made), that, to its actual knowledge, there are no defaults under this lease (or, if there are, specifying such defaults), and such other matters as may reasonably be requested.

(g) Tenant shall place no signs upon the outside walls or roof of the Leased Property except with the written consent of Landlord. Any and all signs placed on the Leased Property by Tenant shall be maintained in compliance with governmental rules and regulations governing such signs, and Tenant shall be responsible to Landlord for any damage caused by installation, use or maintenance of said signs, and all damage incident to such removal.

(h) Landlord may card the Leased Property “For Rent” or “For Sale” ninety (90) days before the termination of this Lease. Landlord may enter the Leased Property at reasonable hours to exhibit the Leased Property to prospective purchasers or tenants, to inspect the leased Property to see that Tenant is complying with all of its obligations hereunder, and to make repairs required of Landlord under the terms hereof or to make repairs to Landlord’s adjoining property, if any.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties have executed and delivered this Lease under seal as of the day and year first above written.

LANDLORD:

Ordway Properties LLC

By:
Name:	Jonathan R. Ordway
Title:	Member

TENANT:

Video Display Corporation

By:
Name:	Gregory Osborn
Title:	Chief Financial Officer

EXHIBIT “A”

Physical address of 5155 King Street, Cocoa, FL

Consisting of a 34,500 square foot industrial office/warehouse/manufacturing facility